SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 6, 2010

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
001-3034	XCEL ENERGY	41-0448030
(a Minnesota corporation)
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

001-3280	PUBLIC SERVICE COMPANY OF COLORADO	84-0296600
(a Colorado corporation)
1225 17th Street
Denver, Colorado 80202
(303) 571-7511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

Xcel Energy Inc. Settlement with Provident Life & Accident Insurance Company

On July 6, 2010, Xcel Energy Inc., Public Service Company of Colorado and P.S.R. Investments, Inc. (collectively “Xcel Energy”) entered into a full and final settlement agreement with Provident Life & Accident Insurance Company (“Provident”) related to all claims asserted by Xcel Energy against Provident in a case related to Xcel Energy’s discontinued corporate owned life insurance program.  This case was referred to as Public Service Company of Colorado and P.S.R. Investments, Inc. v. Provident Life & Accident Insurance Company, District Court, Boulder County, Colorado, Case Number 2007-CV-762 (“the Action”).

Under the terms of the settlement, Xcel Energy will be paid a total amount of $25 million on or before July 16, 2010.  Provident has represented that $15 million of the settlement amount will be funded by Provident and $10 million of the settlement amount will be funded by Reassure America Life Insurance Company.  The parties further agree to dismiss the Action within three calendar days after delivery of the settlement payment.

Xcel Energy anticipates recording this settlement of $25 million, or approximately $0.05 of nonrecurring earnings per share, in the third quarter of 2010.  Xcel Energy does not consider this settlement to be part of ongoing earnings, as it is not expected to recur in the future.

Except for the historical statements contained in this 8-K, the matters discussed herein, are forward-looking statements that are subject to certain risks, uncertainties and assumptions.  Such forward-looking statements may be identified in this document by the words “would,” “believe,” “estimate,” “expect,” “likely,” “may,” “possible,” “potential,” “should” and similar expressions.  Actual results may vary materially.  Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, including the availability of credit and its impact on capital expenditures and the ability of Xcel Energy and its subsidiaries to obtain financing on favorable terms; business conditions in the energy industry; actions of credit rating agencies; competitive factors, including the extent and timing of the entry of additional competition in the markets served by Xcel Energy and its subsidiaries; unusual weather; effects of geopolitical events, including war and acts of terrorism; state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rates or have an impact on asset operation or ownership; structures that affect the speed and degree to which competition enters the electric and natural gas markets; costs and other effects of legal and administrative proceedings, settlements, investigations and claims; actions of accounting regulatory bodies; and the other risk factors listed from time to time by Xcel Energy and PSCo in reports filed with the Securities and Exchange Commission (SEC), including Risk Factors in Item 1A and Exhibit 99.01 of each of Xcel Energy’s and PSCo’s Annual Report on Form 10-K for the year ended Dec. 31, 2009 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 7, 2010	Xcel Energy Inc. (a Minnesota corporation)
Public Service Company of Colorado (a Colorado corporation)

/s/ DAVID M. SPARBY
David M. Sparby
Vice President and Chief Financial Officer